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                                 Exhibit 23.1
                                 ------------



Consent of Independent Certified Public Accountants


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Long Term Incentive Plan of Intermedia Communications of Florida, Inc. of our report dated February 20, 1996, with respect to the consolidated financial statements and schedule of Intermedia Communications of Florida, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                    Ernst & Young LLP

Tampa, Florida
May 13, 1996